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                                                                      EXHIBIT 99


                                                              AZUL HOLDINGS INC.
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Contact:  Wendy Darland

         Azul Holdings Inc.
         781-756-5600
         info@azulholdings.com

         Dan Demaree
         Demaree Public Relations
         301-668-5050
         ddemaree@demaree-pr.com


                  Azul Holdings Inc. Announces that Subsidiary

                      Raises $6 Million Equity Investment

      Funding to Enhance Development of XML Products, Sales and Marketing READING, MA, (February 9, 2000) - Azul Holdings Inc. (OTC: AZUL), announced that its subsidiary, Xyvision Enterprise Solutions, Inc. (XyEnterprise), a leading developer of XML content management and publishing software, has sold $6 million of its common stock to investors in a private placement. Azul Holdings now holds 63% of the outstanding common stock of XyEnterprise.

The purchasers include several new institutional and private investors, including Pennsylvania Merchant Group and Friendly Capital, and existing investor Tudor Trust, an entity controlled by Jeffrey L. Neuman, Chairman of the Board of XyEnterprise. XyEnterprise sold the common stock primarily for cash and also for some debt forgiveness. XyEnterprise will use the proceeds of the offering to expand its global sales and marketing efforts and further the development of its XML content management and publishing software.

"As we position our software for a broader variety of e-business applications, we will use this funding to add OEM and VAR partners, enhance our direct sales efforts, and fund new market initiatives in the areas of e-commerce interaction, web-content delivery and dynamic XML interactions," said Kevin Duffy, President and CEO of XyEnterprise. Duffy added, "With our recent sales to Sun Microsystems and Freightliner, we are energized by the market interest in our XML and SGML publishing and content management solutions. Our Parlance Content Manager, Content, and XyEnterprise Production Publisher software continue to provide powerful solutions for XML content management and high-end publishing challenges."


About Azul Holdings

Azul Holdings Inc. (OTC: AZUL) holds a majority of the common stock of Xyvision Enterprise Solutions. For more information please contact Wendy Darland at
(781) 756-5600 or visit Azul on the web at: http://  www.azulholdings.com/.


About XyEnterprise

With headquarters in Reading, Mass., Xyvision Enterprise Solutions (XyEnterprise) provides its customers with complete XML content management solutions that streamline their information creation and delivery processes. XyEnterprise combines its own publishing and content management software with integration services and best-of-breed technologies to build enterprise-wide solutions for the collaborative creation, management and distribution of information.


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This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. The important factors discussed in Azul Holding's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 under the caption "Management's


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Discussion and Analysis of Financial Condition and Results of Operations,"
including risks related to credit line availability and debt restructuring efforts, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Such forward-looking statements represent management's current expectations and are inherently uncertain. Investors are warned that actual results may differ from management's expectations. Xyvision, XyEnterprise, XPP are trademarks or registered trademarks of Xyvision Enterprise Solutions. All other product and company names mentioned herein are trademarked of their respective holders.


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